EXHIBIT 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints M. Ray (Hoppy) Cole, Jr. and Donna T. (Dee Dee) Lowery, and each or either one of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for the undersigned and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), any and all amendments (including post-effective amendments) to this Registration Statement on Form S-4, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of common stock of First Bancshares to be issued in the merger between The First and Gulf Coast Community Bank, authorized by resolutions adopted by the Board of Directors on October 7, 2016, and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratify and confirm all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated and on the date set forth below.

/s/ E. Ricky Gibson	Director and Chairman of the Board	November 3, 2016
/s/ Charles R. Lightsey	Director	November 3, 2016
/s/ J. Douglas Seidenburg	Director	November 3, 2016
/s/ Andy Stetelman	Director	November 3, 2016
/s/ David W. Bomboy	Director	November 3, 2016
/s/ Ted E. Parker	Director	November 3, 2016
/s/ Fred McMurry	Director	November 3, 2016
/s/ Gregory Mitchell	Director	November 3, 2016
/s/ M. Ray (Hoppy) Cole, Jr.	CEO, President and Director (Principal Executive Officer)	November 3, 2016